AMENDMENT TO MANAGEMENT STOCK OPTION PLAN



               I, Anne E. McLaughlin, do hereby certify that I am the duly elected or appointed, qualified and acting Secretary of WEI HOLDINGS, INC., a Delaware corporation (the "Corporation"), and that the Board of Directors of the Corporation on January 17, 1995, adopted and approved the amendments to the WEI Holdings, Inc. Management Stock Option Plan, effective June 11, 1992 (the "Plan"), set forth below. Such amendments were effective immediately upon adoption and approval by the Board. All capitalized terms not defined herein have the respective meaning given to them in the Plan.


          1. The first sentence of Section 3(a) of the Plan is amended to add the words "or greater than" after the words "equal to" and before the words "the Fair Value Price".

          2. The first sentence of Section 3(b) of the Plan is amended to add the words "or greater than" after the words "equal to" and before the words "the Fair Value Price".

          3. The second sentence of Section 3(b) of the Plan is amended to delete the date "1997" and replace it with the date
"1998".

          4. Section 3(b) of the Plan is amended to restate subsection (ii) of the last proviso thereof to read in its entirety as follows:

          (ii) on the first to occur of (A) the seventh anniver-sary of the effective date of this Plan, (B) the date the ML Investors (as defined in the Stockholders' Agreement) cease to hold in the aggregate at least 75% of the Shares on a fully diluted basis or (C) the occurrence of a public offering of any securities of the Corporation.

          5. Section 3(c) of the Plan is restated to read in its entirety as follows:

          (c) Upon the first to occur of (i) the sale or other disposition (direct or indirect, pursuant to a merger, reorgani-zation, consolidation, liquidation or similar transaction involving WEI, in one transaction or a series of related trans-actions) of Shares by the ML Investors, or any of them, repre-senting in the aggregate more than 75% of the Shares held by them as of the effective date of this Plan, (ii) the seventh anniver-sary of this Plan, and (iii) the occurrence of a public offering of any securities of the Corporation, (x) all Incentive Options that have not theretofore been granted pursuant to this Plan shall be granted, and (y) all Performance Options that have not theretofore been granted pursuant to this Plan shall be granted, effective as of such date, to all Management Investors (as defined in the Stockholders' Agreement) then employed by the Corporation or any of its subsidiaries, pro rata in proportion to the number of Shares and Options to Amendment to Management Stock Option Plan purchase Shares then held by them, at a per share exercise price equal to the Fair Value Price per share at such date of grant. Such Performance Options shall be vested immedi-ately upon grant.

          6. The chart on page 2 of Schedule I to the Plan is restated in its entirety as follows:

Fiscal  Performance
 Year     Options     Annual     Annual   Cumulative  Cumulative
Ending  Eligible for  HEBITDA    HEBITDA   HEBITDA      HEBITDA
 1/31     Vesting    Threshold*  Target*  Threshold*    Target*
- ------  -----------  ---------  --------  ----------   ----------
1995      22.5%       35.00       37.00         --          --
1996      22.5%       42.70       45.00       79.10       82.00
1997      22.5%       48.50       51.00      128.40      133.00
1998      22.5%       52.90       56.00      182.30      189.00

* Dollars in Millions

          7. The first sentence under the heading "Vesting of Performance Options Granted After the Effective Date" in Schedule
I to the Plan is amended to delete the date "10997" and to replace it with the date "1998".

          8. The chart on page 3 of Schedule I to the Plan is restated in its entirety as follows:

Fiscal
 Year                 Performance Options Granted in
Ending                 Fiscal Year Ending January 31
- ------    -------------------------------------------------------
 1/31     1993      1994      1995      1996      1997      1998
- ------    ----      ----      ----      ----      ----      ----

1993      20%        --        --        --        --        --
1994      20         25%       --        --        --        --
1995      22.5       25        25%       --        --        --
1996      22.5       25        25        33%       --        --
1997      22.5       25        25        33        50%       --
1998      22.5       25        25        33        50       100%

          IN WITNESS WHEREOF, I have hereunto subscribed my name on this 18th day of January, 1995.

                                    /s/ Anne E. McLaughlin
                                   ----------------------------
                                   Secretary